Exhibit 99.1

AMENDMENT NO. 1 TO SECURITY AGREEMENT

This Amendment No. 1 (the “Amendment”), dated April 28, 2006, made with reference to that certain Security Agreement, dated effective November 8, 2005, by and between Pursuit Capital, LLC (“Pursuit”), as secured party, and Nationwide Financial Solutions, Inc. (now known as “Clear Choice Financial, Inc.”, hereinafter referred to as “Clear Choice”), a Nevada corporation, as debtor;

WITNESSETH:

For good and valuable consideration, the receipt, sufficiency and adequacy of which are acknowledged by the parties, they hereby agree as follows:

1.

Exclusion from Collateral. Any language to the contrary in the Agreement notwithstanding, the term “Collateral” expressly excludes any capital stock (the “Stock”) heretofore issued by Bay Capital Corp., a Maryland corporation, that is concurrently and/or hereafter acquired by Clear Choice; it being the parties’ mutual intent that Clear Choice shall hold such Stock free and clear of any lien, encumbrance, pledge and/or security interest in favor of Pursuit. Further, no financing statement created, filed and/or recorded pursuant to the Agreement shall reflect that it covers the Stock.

2.	Defined Terms. All terms that are defined in the Agreement have the same meanings in this Amendment.

3.	Governing Instrument. In the event of any inconsistency between the terms of this Amendment and the Agreement, as originally written, this Amendment shall control.

4.	No Further Amendment. Except to the extent modified by this instrument, the Agreement, as originally written, remains in full force and effect.

In Witness Whereof, the parties have executed this Amendment effective as of the year and day first above written.

PURSUIT CAPITAL, LLC

By: /s/William L. Mullins
William L. Mullins,
Managing Member

CLEAR CHOICE FINANCIAL, INC.,
(formerly named “NATIONWIDE
FINANCIAL SOLUTIONS, INC.”)

By: /s/ Darren R. Dierich
Darren R. Dierich,
Chief Financial Officer